SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)             December 29, 2000

                          Dynacore Holdings Corporation

                        (formerly Datapoint Corporation)

             (Exact name of registrant as specified in its charter)

              Delaware                001-07636                74-1605174
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation)                                            Identification No.)

         8410 Datapoint Drive, San Antonio, Texas                78229-8500
         (Address of principal executive offices)                (Zip Code)
  Registrant's telephone number, including area code             210-593-7000

  Item 5.Other Events.
                  As of December 29, 2000, the Common Stock of Dynacore Holdings Corporation (the "Company") is traded over the counter under the NASDAQ symbol DYHC and the Units of Beneficial Interests in the Dynacore Patent Litigation Trust are traded over the counter under the NASDAQ symbol DYHCS. The Press Release of the Company dated January 2, 2001 is annexed hereto as Exhibit 99.1 and incorporated by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

99.1     Press Release of the Company dated January 2, 2001.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         Dynacore Holdings Corporation
                                         (Registrant)
Date:  January 4, 2001

                                         By:  /s/ Phillip P. Krumb
                                         ------------------------------
                                         Phillip P. Krumb
                                         Vice President and  Chief Financial
                                         Officer

                                                             EXHIBIT 99.1


FOR IMMEDIATE RELEASE                       Contact:   Sharon P. Riggs
                                                       Investor Relations
                                                       San Antonio, Texas 78229
                                                       210 593 7901


     TRADING OF DYNACORE NEW COMMON STOCK AND UNITS OF BENEFICIAL INTEREST IN THE DYNACORE PATENT LITIGATION TRUST


         San Antonio,  Texas, January 2, 2001....Dynacore  Holdings Corporation,
f/k/a Datapoint Corporation (formerly EBB:DYHGQ) ("Dynacore" or the "Company"), today reported that as of December 29, 2000, the New Common Stock of the Company is traded over the counter under the NASDAQ symbol DYHC, and the Units of Beneficial Interests in the Dynacore Patent Litigation Trust are traded over the counter under the NASDAQ symbol DYHCS. Dynacore anticipates that the New Common Stock will be quoted on the Bulletin Board and the Units of Beneficial Interests will be quoted in the Pink Sheets in early 2001. The Dynacore Amended Plan of Reorganization became effective on December 18, 2000.

         This press release contains forward-looking statements that involve uncertainties. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Future results may differ materially from disclosures contained in this release.

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